As filed with the Securities and Exchange Commission on July 7, 2025

Registration No. 333-288280

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZOOZ Power Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

ZOOZ Power Ltd.

4B Hamelacha St.

Lod 7152008

Israel

+972 (8) 6805566

(Address and telephone number of Registrant’s principal executive offices)

___________________

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

___________________

Copies to:

Daniel I. Goldberg, Esq. Katie Kazem, Esq. Cooley LLP 55 Hudson Yards New York, New York 10001-2157 Tel: 212-479-6000 Fax: 212-479-6275	Ofer Ben-Yehuda, Adv. Ivor Krumholtz, Adv. Chaim Cohen, Adv. Shibolet & Co., Law Firm 4 Yitzhak Sade St. Tel Aviv 6777504 Israel Tel: +972 (3) 307-5030

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 7, 2025

PROSPECTUS

$30,000,000

Ordinary Shares

Debt Securities

Rights

Warrants

Units

We may offer and sell from time to time in one or more offerings our ordinary shares, debt securities, rights, warrants and units comprising any combination of these securities having an aggregate offering price up to $30,000,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

Our ZOOZ ordinary shares and public warrants are traded on The Nasdaq Capital Market under the symbols “ZOOZ” and “ZOOZW,” respectively. Our ZOOZ ordinary shares are also traded on the Tel Aviv Stock Exchange under the symbol “ZOOZ.” The closing sale price of our ZOOZ ordinary shares on The Nasdaq Capital Market and on the Tel Aviv Stock Exchange on July 3, 2025, was $1.00 and NIS 3.417 ($1.016 at a current exchange rate of $1 to NIS 3.361, in accordance with the $-NIS exchange rate published by the Bank of Israel on July 3, 2025), per share, respectively. The currency in which our shares are traded on the Tel Aviv Stock Exchange is the NIS.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a primary offering with a value exceeding more than one-third of the aggregate market value of our ZOOZ ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ZOOZ ordinary shares held by non-affiliates remains below $75 million. The aggregate market value of our issued and outstanding ZOOZ ordinary shares held by non-affiliates, or public float, as of July 3, 2025, was $12,570,035, which was calculated based on 8,625,565 ZOOZ ordinary shares held by non-affiliates and the per ZOOZ ordinary share price of $1.4573, which was the closing price of our ZOOZ ordinary shares on The Nasdaq Capital Market on May 8, 2025. As of the date hereof, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 full calendar months through the date hereof.

An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 5 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is          , 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $30,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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DEFINITIONS

Definitions

Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

●	references to “ZOOZ Power,” “ZOOZ”, the “Company,” “us,” “we”, “our” and the “Registrant” refer to ZOOZ Power Ltd., an Israeli company, and its subsidiary (unless otherwise indicated);

●	references to “ZOOZ ordinary shares,” “ordinary shares,” “our shares” and similar expressions refer to the Registrant’s ordinary shares, NIS 0.00286 nominal (par) value per share;

●	references to “public warrants” refer to the warrants to acquire our shares, listed on the Nasdaq under the symbol “ZOOZW”;

●	references to “dollars,” “U.S. Dollars”, “USD” and “$” are to United States Dollars;

●	references to “shekels” and “NIS” are to New Israeli Shekels, the Israeli currency;

●	references to the “Companies Law” are to the Israeli Companies Law, 5759-1999;

●	references to the “Securities Law” are to the Israeli Securities Law, 5728-1968;

●	references to the “SEC” are to the United States Securities and Exchange Commission; and

●	references to the “Nasdaq Rules” are to rules of the Nasdaq Capital Market.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

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PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

ZOOZ Power Ltd.

Overview

ZOOZ is committed to accelerating the electrical vehicles revolution and supporting the mass adoption of EVs around the world, by enabling and empowering a widespread deployment of ultra-fast charging infrastructure.

ZOOZ’s power-boosting products and solutions are built with longevity and the environment in mind, helping ZOOZ’s customers to overcome, sustainably and economically, the limitations of the existing electricity grid. By that, ZOOZ aims to help its customers and partners in building, faster and everywhere, a robust, long-lasting, and cost-effective EV ultra-fast charging infrastructure.

ZOOZ (previously called Chakratec) was founded in 2013 as an incubator private company1 under the Capital Nature Ltd. incubator (“Capital Nature”), under the framework of the directives of the Chief Executive Officer of the IIA and focused on developing a new concept of flywheel.

ZOOZ Power provides intelligent boosting and energy systems, designed to allow customers to install more fast-chargers without costly grid upgrades. “Intelligent boosting and energy systems” refer to the ZOOZ Power Energy Management Software, which dynamically manages and optimizes energy consumption at the charging site.

ZOOZ develops, produces, markets, and sells systems that manage and optimize power delivery to clusters of ultra-fast electric vehicle (“EV” or “electric vehicle”) chargers. Using specialized hardware based on flywheel kinetic energy storage and advanced energy management software, ZOOZ products help ensure optimal charging performance. When a charging cluster requires more power than the grid can provide, the ZOOZ solution overcomes grid limitations by providing additional ‘boosting energy.’ Beyond these boosting capabilities, ZOOZ offers standard energy storage solutions that enable price arbitrage by storing energy from the grid during off-peak rate periods.

As of the date of this prospectus, ZOOZ operates in the market of charging infrastructure for EVs and primarily in the field of ultra-fast charging for EVs. Based on its technology, ZOOZ develops systems comprised of an array of flywheels and supporting sub-systems, which get charged from the electricity grid. This energy, when discharged, is added to the power from the grid, which together constitute power levels that are twice to three times the power that is supplied from the grid, thus enabling high-power charging of the EV even in areas where the electricity grid has limited power. ZOOZ refers to these systems as power boosters. In addition, ZOOZ has announced that it explores additional strategic alternatives to fully capitalize on its advanced, patented flywheel technology.

Use of ZOOZ’s technology enables a power booster which is both reliable and delivers high quality repeatable performance over time, which, based on ZOOZ’s estimations can serve for up to 200,000 charge-discharge cycles. This is in contrast with the chemical battery-based solution, the use of which is limited to hundreds or just a few thousands of cycles, as further detailed below.

Furthermore, the kinetic boosting system is a “green system.” It is environmentally friendly, as opposed to battery-based energy storage solutions, which are comprised of polluting chemicals, the use of which requires complicated, expensive recycling processes and involves other restrictions relating to transport, storage and/or use inside buildings, etc.

1 An incubator company is a project company that operates under a technological incubator and is partly financed by the Israel Innovation Authority (the “IIA”).

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As the EV revolution is progressing, there is also a significant disruption in the ecosystem of services to vehicles. While all Internal Combustion Engine (“ICE”) vehicles are fueling in a well-established gas station network, there is a new value-chain and ecosystem being built to provide a charging infrastructure which will be used to charge EVs. This eco-system includes not only these who owned and operated the traditional gas stations, but also new parties who wish to build, own and operate such charging infrastructure.

At the current early stage of this market, many of these who are active in this charging infrastructure market are new to the challenges associated in building such infrastructure, and in particular, to the challenge of insufficient grid power to support ultra-fast charging.

With its unique flywheel-based kinetic power-boosting products and solutions ZOOZ aims to help its customers and partners in building, faster and everywhere, a robust, long-lasting, and cost-effective EV ultra-fast charging infrastructure, while overcoming power limitations of the electricity grid.

The benefit of using ZOOZ products is that it enables its customers to sell more electricity (power) using the same grid connection.

ZOOZ aims to collaborate with the following types of target customers and partners:

●	Charging Point Operators (CPOs): CPOs are responsible for operating the charging infrastructure (in some cases they also build and/or own the charging sites) as part of a widespread network of charging services (at multiple sites). They seek reliable and scalable ultra-fast charging solutions to capture relevant locations (“land-grabbing”) with potential of high EV traffic, expand their network (as quickly as possible and with highest possible availability of chargers) in order to attract EV drivers to be part of those being registered with their network, and by that maximize revenue generation out of charging services provided in their charging locations. In order to do so, they need to land-grab attractive sites, build and operate efficiently the charging stations, optimize utilization, minimize operational costs, and integrate billing and payment systems.

●	Fleet Operators: Fleet operators manage large-scale commercial vehicle fleets, such as rental car companies, last mile logistics and delivery companies, or taxi services. According to a recent report[2], assuming widespread EV adoption, commercial and passenger fleets in the United States are expected to include as many as eight million EVs by 2030 which would amount to between 10 and 15 percent of all fleet vehicles. As such, fleet operators are considering the transition of the fleet to EVs, the primary concerns are the fleet’s operational efficiency, considering the EV range limitations, the charging process duration and the need to minimize vehicle downtime. As for charging capabilities, fleet operators are aware of, and concerned by, the limited availability of public fast-chargers, and on the other hand when they consider building their own charging infrastructure, they learn, in many cases, that the grid power, at their parking/depot sites, is limited. Slow chargers installed on these depot/parking sites can provide a partial solution, mainly for overnight charging, but due to the long charging duration (several hours) provided by these chargers, this is not considered as a solution, since it puts at risk the efficient usage of the EV fleet. Combining ultra-fast charging infrastructure at the fleets’ depot / parking sites, can provide the needed flexibility and a solution to enable quick and convenient charging, and will allow an efficient operation of the fleet for various planned and unplanned tasks.

●	Business Operators and Real-Estate Asset Owners: With the increasing adoption of EVs, business operators (such as retail stores, convenience stores, shopping centers, restaurants, and others) see in charging services at their locations an amenity that may attract EV drivers to shop, dine, or have other services in their business, while they charge their vehicles. By that, not only can they make profit out of the charging services, but they can also increase their revenues and profits thanks to the increased traffic of customers visiting their business (and they may be losing business to competitors who were faster in offering charging services as an additional amenity at their sites). Similarly, real-estate asset owners (such as parking lots, rest areas, businesses as detailed above, etc.) see fast-charging services at their location as an opportunity to enhance their property value by offering EV charging services, especially if it is an attractive location to EV drivers to stop by on-the-go to their destination or close to such destination. As a result, business operators and real-estate asset owners realize the opportunity in ultra-fast charging solutions to attract EV drivers and provide a competitive advantage, as the EV owners may prefer using these chargers to save time on-the-go to their destination and/or efficiently use the time of charging for other businesses they have in or around that location. However, in many cases these locations of businesses and assets have power-limited grid and face challenges related to charging infrastructure deployment and may be subject to delays and high costs of charging infrastructure construction and high operating costs due to high demand charges.

 2 Charging electric-vehicle fleets is a huge business opportunity | McKinsey

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●	Engineering, Procurement, and Construction (EPC) Firms: In many cases the new players in this market, as detailed above, lack the technical and engineering capabilities and expertise needed to build the charging infrastructure. Those parties are relying on EPC firms to take responsibility for designing and implementing charging infrastructure projects. These EPC companies require versatile, robust and scalable solutions that can be efficiently deployed and integrated into various locations where an ultra-fast charging infrastructure is built. EPC firms face challenges such as ensuring compatibility with local regulations, coordinating with utilities for grid connection, managing project timelines and budgets, and delivering high-quality installations.

●	Utilities (also referred to as DSO / DNO): Utilities play a critical role in supporting the integration of ultra-fast charging infrastructure with the electrical grid. They need solutions that can balance the increasing demand for electricity from charging infrastructure while maintaining grid stability and reliability. Utilities face challenges related to grid upgrades, load management, demand response systems, and implementing tariff structures that encourage off-peak charging to optimize energy consumption and grid utilization. In some cases, utilities take the role of CPOs, becoming active in building charging infrastructure and providing charging services as part of their offering to their customers. In other cases, utilities act as service providers that support the other players in this market (as detailed above), as they take responsibility for upgrading the grid in order to provide the power required to build the ultra-fast charging infrastructure on site. With the increasing demand for grid upgrades (also caused by the needs to build EV charging infrastructure, but also related to other needs), utilities face a significant challenge in providing these services at the needed pace, and in some countries / territories, the utilities’ customers are experiencing significant delays as the queues for these services are increasing. In addition, upgrading the grid while utilization by EV charging is still low, is a huge investment that in many cases can be deferred or avoided. Using power boosters, as part of their toolkit, can help them to provide a better service to their customers, prioritize better their resources, save costs and defer investments.

Understanding the unique characteristics, pains, and needs of these customer types is essential for developing tailored ultra-fast charging solutions that address their specific requirements and contribute to the overall growth and success of the EV charging ecosystem.

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Main Advantages of the ZOOZTER™-100

Given the described challenges for Charge Point Operators (CPOs), asset owners, and fleet operators, the implementation of the ZOOZTER™-100, a flywheel-based power booster, can offer several substantial benefits:

●	Fast installation: The ZOOZTER™-100 can be installed quickly, thus reducing time-to-market and facilitating swift charging infrastructure rollout.

●	Charger compatibility: The ZOOZTER™-100 is compatible with different types of chargers, offering versatility and allowing operators to avoid being locked into one specific charger type.

●	Flexibility: With the ability to be redeployed, the ZOOZTER™-100 acts as a long-term asset that can accelerate network rollouts and flexibly adapt to evolving needs.

●	Low maintenance: The ZOOZTER™-100 requires minimal maintenance, freeing resources for other critical business operations.

●	Lower total cost of ownership: Due to its high number of charging cycles, compared to traditional battery systems, the ZOOZTER™-100’s flywheel-based system can significantly reduce the total cost of ownership, making it a cost-effective solution for power boosting.

●	Longevity: With an expected lifespan of approximately 15 years, the ZOOZTER™-100 offers a robust and durable solution, increasing chargers’ availability and quality of charging services, while minimizing maintenance and the need for frequent battery replacements and further contributing to operational cost savings.

●	Sustainability: The ZOOZTER™-100 stands as a “greener” alternative to traditional batteries, contributing to the sustainability goals of businesses in the EV charging sector.

●	Safety: The ZOOZTER™-100 is designed to offer enhanced safety, as it poses no fire hazardous materials – a prevalent risk associated with battery systems.

●	The ZOOZTER™-100 offers a valuable solution to help CPOs, business operators, asset owners, and fleet operators overcome key challenges, while offering cost-effective, sustainable, safe, and flexible benefits that make it a viable long-term asset.

Corporate Information

Our registered office and principal place of business is located at ZOOZ Power Ltd., 4B Hamelacha St., Lod 7152008, Israel. Our telephone number in Israel is +972 (8) 6805566. Our website address is www.zoozpower.com/. The information on, or accessible through, our website or any other website referenced herein is not incorporated by reference into this prospectus, is not considered a part of this prospectus and should not be relied upon with respect to this offering.

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RISK FACTORS

Investing in our securities may involve a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume,” “potential,” “likely,” “confident” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

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CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the prospectus supplement relating to the specific offering.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, which may include, among others, working capital, intellectual property protection and enforcement, capital expenditures and other general corporate purposes, as shall be determined by ZOOZ’s Board of Directors (the “Board”) in its sole discretion, subject to our obligations to pay 25% of the gross proceeds less sales commissions received by us from the sale of securities pursuant to this prospectus to (i) EarlyBirdCapital, Inc. (“EBC”) under a promissory note dated April 4, 2024, for the principal amount of $840,000, made by ZOOZ and Keyarch in favor of EBC, which matures on April 4, 2026, and accrues interest at an annual rate of 8%, which interest increases to 15% if the EBC Note is not paid when due, and, if applicable, (ii) Keyarch Global Sponsor Limited (the “Sponsor”) under a promissory note dated April 4, 2024, for the principal amount of $2,030,000, made by ZOOZ and Keyarch in favor of the Sponsor, in accordance with the respective terms thereof, which matures on April 4, 2026, and accrues interest at an annual rate of 8%, which interest increases to 15% if such note is not paid when. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, rights, warrants to purchase ordinary shares and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, debt securities, rights, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $30,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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DESCRIPTION OF ORDINARY SHARES

A summary of the material provisions governing ZOOZ’s share capital is described below. This summary is not complete and should be read together with ZOOZ’s Amended and Restated Articles of Association, which is on file with the SEC (the “Articles”). See “Where You Can Find More Information.”

General

This section summarizes the material rights of ZOOZ shareholders under Israeli law, and the material provisions of the Articles.

Our authorized share capital is NIS 100,000 divided into 34,973,575 ordinary shares, nominal (par) value NIS 0.00286 per share.

The Nasdaq Capital Market and the Tel Aviv Stock Exchange

Our ZOOZ ordinary shares are listed on each of The Nasdaq Capital Market and the Tel Aviv Stock Exchange under the symbol “ZOOZ”.

Rights Attached to Our Shares

Subject to our Articles, fully paid ZOOZ ordinary shares confer on the holders thereof rights to attend and to vote at general meetings of the shareholders. Subject to the rights of holders of shares with limited or preferred rights which may be issued in the future, our ZOOZ ordinary shares confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of our assets upon our winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. No preferred shares are currently authorized. All outstanding ZOOZ ordinary shares are validly issued and fully paid.

Voting Rights

Subject to the provisions of our Articles, holders of ZOOZ ordinary shares have one vote for each ZOOZ ordinary share held by such shareholder of record, on all matters submitted to a vote of shareholders. Shareholders may vote in person, by proxy or by proxy card. Alternatively, shareholders who hold shares through members of the Tel Aviv Stock Exchange may vote electronically via the electronic voting system of the Israel Securities Authority (“Electronic Vote”). These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. As our ZOOZ ordinary shares do not have cumulative voting rights in the election of directors, the holders of the majority of the shares present and voting at a shareholders meeting have the power to elect all of our directors. In the event that we cease meeting the Opt Out Criteria (which is the criteria for a relief provided under the Israeli Companies Regulations (Alleviation for Public Companies whose shares are Traded on the Stock Exchange Outside of Israel), 2000) (the “Alleviation Regulations”) from the requirement to appoint external directors and from the rules governing the composition of the audit and compensation committees under the Companies Law, provided that we do not have a controlling shareholder and we continue to comply with the U.S. securities laws and Nasdaq Listing Rules applicable to U.S. domestic issuers regarding the independence of the board of directors and the composition of the audit and compensation committees (the “Opt Out Criteria”), or if our Board shall decide to opt in the requirement to elect and have external directors and comply with the composition criteria of the audit and compensation committees under the Companies Law, the external directors will be elected by a special majority vote, as set forth under the Companies Law.

Transfer of Shares

Our ZOOZ ordinary shares which have been fully paid-up are transferable by submission of a proper instrument of transfer together with the certificate of the shares to be transferred and such other evidence of title, as our Board may require, unless such transfer is prohibited by another instrument or by applicable securities laws.

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Dividends

Under the Companies Law, dividends may be distributed only out of profits available for dividends as determined by the Companies Law (the “profit test”), provided that there is no reasonable concern that the distribution will prevent the company from being able to meet its existing and anticipated obligations when they become due (the “liquidity test”). If the company does not meet the profit test, a court may nevertheless allow the company to distribute a dividend, as long as the court is convinced that there is no reasonable concern that such distribution will prevent the company from being able to meet the liquidity test.

Notwithstanding the foregoing, following the adoption of certain amendments to the Alleviation Regulations, dated March 12, 2024 (the “Amended Alleviation Regulations”), a company entitled to avail itself of the Amended Alleviation Regulations, like us, may effect a distribution by means of buying our own securities (which is considered a dividend distribution under the Companies Law) upon meeting only the liquidity test and without the need to meet the profit test or seek Israeli court approval and after complying with certain procedural requirements set forth in the Amended Alleviation Regulations.

Our Articles provide that our Board may, subject to the Companies Law, from time to time, declare and cause the Company to pay such dividends as may appear to the Board to be justified by the profits of our Company. Subject to the rights of the holders of shares with preferential, special or deferred rights that may be authorized in the future, our profits which shall be declared as dividends shall be distributed according to the proportion of the nominal (par) value paid up or credited as paid up on account of the shares held at the date so appointed by the Company and in respect of which such dividend is being paid, without regard to the premium paid in excess of the nominal (par) value, if any. The declaration of dividends does not require shareholders’ approval.

To date, we have not declared or distributed any dividend, and we do not intend to pay cash dividends on our ordinary shares in the foreseeable future.

Liquidation Rights

In the event of our winding up on liquidation or dissolution, subject to applicable law and after satisfaction of liabilities to creditors, our assets available for distribution among the shareholders shall be distributed to the holders of ZOOZ ordinary shares in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. This liquidation right may be affected by the grant of limited or preferential rights as to liquidation to the holders of a class of shares that may be authorized in the future.

Redemption Provisions

We may, subject to applicable law and to our Articles, issue redeemable shares and redeem the same upon such terms and conditions as determined by our Board.

Limitation of Liability

Under our Articles, shareholder liability is limited so that each shareholder is only liable for the repayment of its shares’ par value. If the Company allots shares at a lower consideration than the shares’ par value, as stated in Section 304 of the Companies Law, each shareholder’s liability will be limited to paying off the reduced consideration amount due to each share allotted to them.

Modification of Class Rights

Our Articles provide that we may amend the Articles in order to increase, consolidate or divide or otherwise amend our share capital by a simple majority of the voting power present at a shareholders meeting as currently provided in our Articles or by such other majority as shall be set forth in our Articles from time to time.

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Pursuant to our Articles, if at any time our share capital is divided into different classes of shares, the Company may, by a resolution adopted by a simple majority of the voting power at an applicable shareholders meeting and unless the allotment terms of this class of shares stipulate otherwise, revoke, convert, expand, add, reduce, amend, or otherwise alter the rights attached to a class of Company shares, as long as all holders of shares of that class give their written consent to do so, or as the class meeting of shareholders of that class passes a resolution to do so by an ordinary majority of votes, or, if stipulated otherwise in the allotment terms of a certain class of Company shares, as stipulated.

Limitations on the Rights to Own Securities

Our Articles and Israeli law do not restrict the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, though such ownership is prohibited under applicable law with respect to subjects of nations which are in a state of war with Israel.

Changes in Authorized Share Capital

Our Articles enable us, among others, to increase or reduce our authorized share capital. Any such changes are subject to the provisions of the Companies Law and our Articles and must be approved by a resolution duly passed by a simple majority of our shareholders at a general meeting by voting on such change in capital.

Shareholders’ Meetings and Resolutions

Our Articles and the Companies Law provide that our annual general meeting shall be held once every calendar year at such time (within a period of not more than fifteen months after the last preceding annual general meeting), and place determined by our Board. Our Board may, in its discretion, convene additional extraordinary shareholders meetings and, pursuant to the Companies Law, as supplemented by the Alleviation Regulations, and our Articles, must convene a meeting upon the demand of: (a) two directors or one quarter of the directors in office; or (b) the holder or holders of (i) 5% or more of our issued share capital and one percent or more of our voting rights; or (ii) 5% or more of our voting rights (and the Amended Alleviation Regulations provide that the board of directors must convene a meeting upon the demand of at least 10% of the issued share capital and at least one percent of the voting rights, or at least 10% of the voting rights). All demands for shareholders meetings must set forth the items to be considered at that meeting. If the board of directors does not convene a meeting upon a valid demand of any of the above, then the persons who made the demand, and in the case of shareholders, part of such demanding shareholders holding at least half of the voting rights of such demanding shareholders, may convene a meeting of the shareholders to be held within three months of the demand. Alternatively, upon petition by the individuals making the demand, a court may order that a meeting be convened.

The chairman of the board of directors, or any other director or office holder of the Company which may be designated for this purpose by the board of directors, shall preside as chairman at each of our general meetings. If there is no such chairman, or if the appointed chairman is unwilling to take the chair, or if he shall have indicated in advance that he will not be attending, or if at any meeting such chairman is not present within 15 minutes after the time fixed for holding the meeting, then those present at the meeting shall choose someone present to be chairman of the meeting. The office of chairman shall not, by itself, entitle the holder thereof to vote at any general meeting nor shall it entitle a second or casting vote.

According to regulations promulgated pursuant to the Companies Law and governing the terms of notice and publication of shareholder meetings of public companies (the “General Meeting Regulations”) holder(s) of at least 1% of the company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, unless such proposal refers to election or removal of a director, which requires such holder(s) to hold at least 5% of the company’s voting rights, as set forth in the Amended Alleviation Regulations. Such proposal may be submitted within seven days of publicizing the convening of a shareholder meeting, or within fourteen days, if the company publishes at least 21 days prior to publicizing the proxy materials for a shareholder meeting, a preliminary notice stating its intention to convene such a meeting with all required information. Any such proposal must further comply with the information requirements under applicable law and our Articles, and in the event that such shareholders propose to appoint directors for service on the company’s board of directors, the proposal must include information regarding the director candidates as well as certain declarations of the director candidates, as required pursuant to the General Meeting Regulations. The agenda for a shareholder meeting is determined by the board of directors and must include matters in respect of which the convening of a shareholder meeting was demanded and any matter requested to be included by holder(s) of the required company’s voting rights, as detailed above.

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Pursuant to the Companies Law and the General Meeting Regulations shareholder meetings generally require prior notice of not less than 21 days, and not less than 35 days in certain cases. Pursuant to our Articles, we are not required to deliver or serve notice of a general meeting or of any adjournments thereof to any shareholder. However, subject to applicable law and stock exchange rules and regulations, we will publicize the convening of a general meeting in any manner reasonably determined by us, and any such publication shall be deemed duly made, given and delivered to all shareholders on the date on which it is first made, posted, filed or published in the manner so determined by us in our sole discretion.

The function of the general meeting is to elect directors, discuss the financial statement and the reports of the directors, appoint external auditor and approve its remuneration, approve certain interested party transactions requiring general meeting approval as provided in the Companies Law, approve the Company’s merger, approve increases and decreases in the Company’s authorized share capital as provided in the Companies Law, exercise of the powers of the board of directors if the board of directors is unable to exercise its powers and the exercise of any of its powers is vital for the Company’s proper management, approve the liquidation, dissolution or winding up of the Company approve amendments of the Articles and transact any other business which under our Articles or applicable law may be transacted by the shareholders of the Company in a general meeting.

Pursuant to our Articles, the quorum required for a meeting of shareholders consists of at least one shareholder, present in person, by proxy, by proxy card or by Electronic Vote and holding shares conferring in the aggregate 25% or more of the voting power of the Company. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the following week at the same time and place or to such other later day, time and place as the board of directors may determine and specify in the publication with respect to the meeting. At the adjourned meeting, the quorum required for a meeting of shareholders consists of at one shareholder, present in person, by proxy, by proxy card or by Electronic Vote and holding shares conferring in the aggregate 25% or more of the voting power of the Company. If within half an hour from the time appointed to the adjourned meeting a quorum is not present, any number of participants will constitute a quorum present, in person, by proxy, by proxy card or by Electronic Vote; provided, however, that extraordinary general meeting which was convened by the Board upon the demand of shareholders or directors then in office, as detailed above, or directly by such shareholders or directors, in accordance with the terms of the Companies Law, shall be cancelled.

Generally, under the Companies Law and our Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at the meeting, in person, by proxy, by proxy card or by Electronic Vote, and voting on the matter, unless a different majority is required by law or pursuant to our Articles such as resolutions for concerning certain related party transactions as set forth in Sections 267 and 270-275 of the Companies Law.

Change of Control

Merger

Under the Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required, unless determined otherwise by the court. Similarly, unless an Israeli court determines otherwise, a merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (abstentions are disregarded), after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including by the relatives of, or corporations controlled by, these persons. In approving a merger, the board of directors of both merging companies must determine that there is no reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy its obligations to its creditors. Similarly, upon the request of a creditor of either party to the proposed merger, an Israeli court may prevent or delay the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy the obligations of the merging parties. A court may also issue other instructions for the protection of the creditors’ rights in connection with a merger. Further, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposals for the approval of the merger were filed with the Israeli registrar of companies; and (ii) 30 days have passed since the merger was approved by the shareholders of each party.

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Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval for the purpose of allowing the purchaser to hold more than 25% of the voting rights in the company if there is no other holder of 25% or more of the voting rights in the company, or 45% of the voting rights in the company if there is no other holder of 45% or more of the voting rights in the company, as the case may be, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the special tender offer).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or to abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer and may further negotiate with third parties in order to obtain a competing offer. Shares purchased in contradiction to the tender offer rules under the Companies Law will have no rights and will become dormant shares.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

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Significant Private Placement

Under the Companies Law, a significant private placement of securities requires approval by the board of directors and the shareholders by a simple majority. A private placement is considered a significant private placement if it results in a person becoming a controlling shareholder, or if all of the following conditions are met: the securities issued amount to 20% or more of the company’s outstanding voting rights before the issuance; some or all of the consideration is other than cash or listed securities or the transaction is not on market terms; and the transaction will increase the relative holdings of a shareholder who holds 5% or more of the company’s outstanding share capital or voting rights or will cause any person to become, as a result of the issuance, a holder of more than 5% of the company’s outstanding share capital or voting rights. Notwithstanding, in accordance with the Alleviation Regulations, the provisions of the Companies Law governing the approval of significant private placements will not apply to Israeli public companies which are listed for trading on certain stock exchanges outside of Israel (including the Nasdaq) if applicable law in the foreign jurisdiction in which the company’s securities are so listed for trading includes rules governing a private placement and the company follows such rules as applicable to companies incorporated in such foreign jurisdiction.

Full Tender Offer

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, the acquirer will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order for all of the shares that the purchaser offered to purchase be transferred to him by operation of law, one of the following needs to have occurred: (i) the shareholders who declined or do not respond to the tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the tender offer accepted the offer, or (ii) the shareholders who declined or do not respond to the tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

A shareholder that had his or her shares so transferred, whether he or she accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, the purchaser may provide in its offer that shareholders who accept the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the purchaser may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital. The above restrictions apply, in addition to the acquisition of shares, to the acquisition of voting power.

Forum for Adjudication of Disputes

Our Articles provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Securities Law, shall be the Tel Aviv District Court (Economic Division) in the State of Israel (or, if the Tel Aviv District Court does not have jurisdiction, and no other Israeli court has jurisdiction, the federal district court for the District of New York), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Our Articles further provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America in the New York District shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 or arising under the Securities Exchange Act of 1934, as amended.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company shall be deemed to have notice of and consented to the provisions set forth under the heading “Forum for Adjudication of Disputes”.

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Exchange Controls

There are currently no exchange controls in effect in Israel that restrict the repatriation by non-residents of Israel in non-Israeli currency of any dividends, if any are declared and paid, and liquidation distributions or the Company’s ability to import and export capital, except that such restrictions may exist with respect to citizens of countries which are in a state of war with Israel.

Registration Rights

In connection with the consummation of the business combination pursuant to the business combination agreement dated as of July 30, 2023 (as amended), by and among Keyarch, ZOOZ and the other parties thereto (the “Business Combination Agreement”), ZOOZ, Keyarch, the Sponsor and EBC entered into an amendment to the Registration Rights Agreement dated as of January 24, 2022, by and among Keyarch and the “Investor” parties thereto, which became effective as of the Merger Effective Time (as defined in the Business Combination Agreement).

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association as in effect from time to time, our financial statements, other documents as provided in the Companies Law, and any document ZOOZ is required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. ZOOZ may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

Transfer Agent and Registrar

The transfer agent and registrar for ZOOZ ordinary shares is Continental Stock Transfer & Trust Company and its address is 1 State Street — 30th Floor, New York, New York 10004.

Share History

The following is a summary of the history of our share capital for the last three years.

ZOOZ Ordinary Share Issuances

●	March 2022 Private Placement and Public Offering. In March 2022, ZOOZ completed a financing round through a private placement and a public offering in Israel. In the public offering, ZOOZ issued a total of 30,801 units, each comprised of 100 ZOOZ ordinary shares and 65 ZOOZ warrants (series 3) for gross proceeds of $25 million (NIS 82 million, based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022). The ZOOZ warrants (series 3) vested over a period of three years, with an exercise price of $9.1 (NIS 32.0), based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022) for one year period and $11.4 (NIS 41.2, based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022) for additional two-year period. In addition, in the private placement, ZOOZ issued a total of 3,736 units, each comprised of 100 ZOOZ ordinary shares and 85 ZOOZ warrants (series 3), as well as 1,419 units, each comprised of 100 ZOOZ ordinary shares and 65 ZOOZ warrants (series 3), for gross proceeds of $4 million (NIS 14 million, based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022). The total gross proceeds from the financing round were approximately NIS 96 million. The ZOOZ warrants (series 3) expired in accordance with their terms on March 20, 2025.

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Business Combination Agreement. On July 30, 2023, ZOOZ and its wholly-owned subsidiary entered into the Business Combination Agreement with Keyarch. The Business Combination Agreement and the related transactions were unanimously approved by both ZOOZ’s Board and the Keyarch board of directors. The Business Combination and other transactions contemplated by the Business Combination Agreement, as amended, closed on April 4, 2024, after receipt of the required approval by ZOOZ’s shareholders and Keyarch’s shareholders and the fulfillment of certain other conditions. In connection with the Business Combination Agreement, Keyarch also obtained commitments for the purchase in private transactions that closed concurrently with the Business Combination of $13 million of the ZOOZ ordinary shares.

At the closing of the Business Combination, all Keyarch Class A and Class B ordinary shares outstanding immediately prior to the effective time of the Business Combination (excluding treasury shares and “Dissenting Keyarch Shares” (i.e., the shares subject to appraisal or dissent rights (“Dissent Rights”), which were held by Keyarch shareholders who properly exercised those Dissent Rights) (in each case as provided in the Business Combination Agreement), were exchanged for the right to receive ZOOZ ordinary shares on a 1:1 ratio, subject to certain adjustments, each outstanding Keyarch public warrant and Keyarch private warrant were converted into the right to receive one “ZOOZ Closing Warrant” (i.e., a warrant of ZOOZ entitling the holder to purchase one ZOOZ ordinary share per warrant at a price of $11.50 per whole share, and preserving the existing public or private nature of the applicable Keyarch Warrant (as defined below), exercisable for up to an aggregate of (including warrants which were components of publicly traded units of Keyarch) 6,022,500 ZOOZ ordinary shares), which have the same terms as the applicable “Keyarch Warrant” (i.e., each outstanding public and private warrant of Keyarch entitling the holder to purchase one Keyarch Class A ordinary share per warrant at a price of $11.50 per whole share), and with the public or private nature of the applicable Keyarch Warrant being preserved in the ZOOZ Closing Warrants (i.e., the Keyarch private warrants were converted into ZOOZ private warrants and Keyarch public warrants were converted into ZOOZ public warrants), and holders of each outstanding “Keyarch Right” (i.e., a right to receive one tenth (1/10) of one Keyarch Class A ordinary share) were issued the number of full shares of Keyarch Class A ordinary shares to which such holder of Keyarch Rights were eligible, and which were exchanged for the equivalent number of ZOOZ ordinary shares.

Upon the effective time of the Business Combination, the outstanding publicly traded units of Keyarch were separated into their component securities, consisting of one Keyarch Class A ordinary share, one-half (1/2) of one Keyarch Warrant, and one Keyarch Right (with such Keyarch Warrants and Keyarch Rights being exchanged or converted at the Effective Time for ZOOZ Closing Warrants or ZOOZ ordinary shares in accordance with the foregoing description).

In connection to the closing of the Business Combination, ZOOZ’s ordinary shares and public warrants began trading on the Nasdaq Capital Market under the ticker symbols “ZOOZ” and “ZOOZW”, respectively, on April 5, 2024.

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Sponsor Note and EBC Note. During 2023 and 2024, Keyarch issued certain promissory notes in favor of the Sponsor (the “Pre-Closing Sponsor Notes”), which Pre-Closing Sponsor Notes were not repaid as of the closing of the Business Combination Agreement. On April 4, 2024, ZOOZ and Keyarch issued the Sponsor Note, in satisfaction of the Pre-Closing Sponsor Notes. The Sponsor Note matures on April 4, 2026, and accrues interest at an annual rate of 8%, which interest increases to 15% if the Sponsor Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the Sponsor Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity, provided that ZOOZ will not make any such prepayments until the EBC Note has been paid in full. Further, at any time after the EBC Note has been paid in full, the Sponsor may elect to have any amount of outstanding principal and/or accrued interest of the Sponsor Note satisfied by the transfer of Sponsor Earnout Shares (which are 1,120,000 ZOOZ ordinary shares that the Sponsor agreed to be subject to the same earnout under the Business Combination Agreement as of the effective time of the Business Combination Agreement; the “Sponsor Earnout Shares”) then remaining in the Escrow Account (as defined below) to the Sponsor, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the Sponsor Note for such prepayment being equal to 90% of the volume weighted average price of a ZOOZ ordinary share on the principal U.S. securities exchange on which the ZOOZ ordinary shares then trade for the five trading day period ending on the trading day immediately prior to ZOOZ’s receipt of the applicable prepayment notice from the Sponsor. In addition, on the maturity date of the Sponsor Note, provided that the EBC Note has been paid in full, all outstanding obligations will be satisfied by the transfer of Sponsor Earnout Shares from the Escrow Account to the Sponsor using the same pricing terms as in the previous sentence, with the five-trading day period ending on the trading day immediately prior to such maturity date.

Pursuant to the Business Combination Marketing Agreement, dated January 24, 2022, as subsequently amended on April 4, 2024, between EBC, who, among other things, served as the representative of the underwriters in Keyarch’s initial public offering, Keyarch and (effective April 4, 2024) ZOOZ, Keyarch engaged EBC as an advisor in connection with a business combination. Under the Business Combination Marketing Agreement, as compensation for EBC’s services, EBC is entitled to a total fee of $1,500,000, of which a total of $660,000 was paid in cash to EBC at the closing of the Business Combination Agreement, and the remainder of which is reflected in the EBC Note.

The EBC Note matures on April 4, 2026, and accrues interest at an annual rate of 8%, which interest increases to 15% if the EBC Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the EBC Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity. Further, at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to 90% of the volume weighted average price of a ZOOZ ordinary share on the principal U.S. securities exchange on which the ZOOZ ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note, all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five-trading day period ending on the trading day immediately prior to such maturity date.

The Sponsor Earnout Shares were deposited in an escrow account (the “Escrow Account”) at the Closing pursuant to an escrow agreement, dated April 4, 2024 (the “Escrow Agreement”), which Escrow Agreement governs the release of such Sponsor Earnout Shares in accordance with the Sponsor Letter Agreement, Sponsor Note and EBC Note.

In connection with the Sponsor Note and EBC Note, ZOOZ filed a registration statement, as amended, registering the resale by the Sponsor and EBC of a total of 2,240,000 ZOOZ ordinary shares.

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Standby Equity Purchase Agreement with Yorkville. On November 11, 2024, we entered into a Standby Equity Purchase Agreement with Yorkville (the “SEPA”), pursuant to which, and subject to customary conditions, ZOOZ has the right, but not the obligation, to sell and issue to Yorkville from time to time (each such occurrence, an “Advance”) during the two-year period following the execution date of the SEPA, such amount of the ZOOZ ordinary shares for an aggregate purchase price of up to $12,000,000 in accordance with the terms of the SEPA (the “Commitment Amount”). Pursuant to the terms of the SEPA, any ZOOZ ordinary shares sold and issued to Yorkville will be sold at a purchase price equal to 97% of the market price, which is defined as the lowest daily volume weighted average price of the ZOOZ ordinary shares during the three consecutive trading days commencing on the trading day of ZOOZ’s delivery of an Advance notice to Yorkville. ZOOZ may also specify a certain minimum acceptable price per share in each Advance.

Pursuant to the SEPA, ZOOZ paid Yorkville an initial commitment fee in the amount of $100,000 (the “Initial Commitment Fee”), which was paid with a number of ZOOZ ordinary shares equal to the Initial Commitment Fee divided by the average of the daily volume weighted average price of the ZOOZ ordinary shares during the five consecutive trading days immediately prior to the date of the SEPA (the “Initial Commitment Shares”). Accordingly, ZOOZ issued 39,381 ZOOZ ordinary shares to Yorkville as the Initial Commitment Shares. In addition, ZOOZ shall pay Yorkville a deferred commitment fee in the amount of $100,000 (the “Deferred Commitment Fee”) within five trading days of the date upon which ZOOZ has first received Advances with an aggregate purchase price of $3,000,000 (“Deferred Fee Date”), which may be paid by the issuance to Yorkville of such number of ZOOZ ordinary shares that is equal to the Deferred Commitment Fee divided by the average of the daily VWAPs of the ZOOZ ordinary shares during the five consecutive trading days immediately prior to the Deferred Fee Date or may be paid in cash (which may be paid from the proceeds of an Advance), at the option of ZOOZ.

As of July 7, 2025, ZOOZ has sold and issued to Yorkville a total of 87,756 ZOOZ ordinary shares pursuant to Advances provided to Yorkville, at a share price range of $0.8 to $1.1403 per share.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. We have filed the form of indentures as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ZOOZ ordinary shares. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ZOOZ ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Provisions Relating only to the Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture in the form initially filed as exhibit to the registration statement of which this prospectus is a part does not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and does not limit us from issuing any other debt, including secured debt or unsecured debt.

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DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the number of such rights issued with respect to each ZOOZ ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase ZOOZ ordinary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the number of ZOOZ ordinary shares purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ZOOZ ordinary shares, debt securities, rights, warrants or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the ZOOZ ordinary shares, debt securities, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

●	the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	in block transactions;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

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Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

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TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Certain matters of Israeli law with respect to the legality of the issuance of the ZOOZ ordinary shares offered by this prospectus will be passed upon for us by Shibolet & Co., Law Firm, Tel Aviv, Israel. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, New York. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$4,593
FINRA filing fee	$5,000
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

__________

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 7, 2025 (File No. 001-42005);

●	Reports on Form 6-K filed on March 18, 2025, March 24, 2025, May 21, 2025 and June 23, 2025 (File Nos. 001-42005); and

●	the description of our ZOOZ ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on April 4, 2024 (File No. 001-42005), including any amendments or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date hereof but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Erez Zimerman

Chief Executive Officer

ZOOZ Power Ltd.

4B Hamelacha St.

Lod 7152008, Israel

Phone: +972 (8) 6805566

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We also maintain a website at www.zoozpower.com/, through which you can access certain SEC filings. The information set forth on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and office holders and the Israeli experts named in the registration statements of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and office holders are located outside of the United States, any judgment obtained in the United States against us or any of our directors and office holders may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Shibolet & Co., Law Firm, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

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If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, office holders and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Other Office Holders

Our Office Holders’ Insurance. Our Articles provide that, subject to any applicable law, the Company may enter into contract to cover any Company office holder’s liability, as imposed on them following an action they perform in their capacity as a Company office holder, to the maximum extent permitted in the law, due to each of the following:

● A violation of the duty of care toward ZOOZ or toward another person;

● A violation of the fiduciary duty toward ZOOZ, as long as the office holder acted in good faith and had reasonable grounds for assuming the action will not harm ZOOZ’s best interest;

● A monetary liability imposed on them for the benefit of another person;

● Expenses the office holder spent or has been charged with in connection with an Administrative Enforcement Proceeding they were subject to, including reasonable litigation expenses, such as an attorney’s fee;

● A payment imposed on the office holder for the benefit of an injured party, as stated in Section 52.BBB(A)(1)(A) of the Securities Law (“Payment to an Injured Party”);

● Any other ZOOZ office holder liability, undertaking, or expense that may be lawfully insured now or in the future.

Under the Companies Law, exemption and indemnification of, and procurement of insurance coverage for, our office holders, must be approved by our compensation committee and our board of directors and, with respect to an office holder who is the Chief Executive Officer or a director, also by our shareholders. However, according to regulations promulgated under the Companies Law, shareholders and board of directors approvals for the procurement of such insurance are not required if the insurance policy is approved by our compensation committee and: (i) the terms of such policy are within the framework for insurance coverage as approved by our shareholders and set forth in our compensation policy; (ii) the premium paid under the insurance policy is at fair market value; and (iii) the insurance policy does not and may not have a substantial effect on our profitability, assets or obligations.

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In accordance with our compensation policy, approved by our shareholders at the 2021 annual general meeting, we are currently entitled to hold directors’ and officer holders liability insurance policy for the benefit of our office holders with insurance coverage of up to $15,000,000, provided that the insurance period shall not exceed 7 years, and with such annual premium reflecting market terms and not having a substantial effect on the Company’s profitability, assets or obligations.

Our Office Holders’ Indemnification. Under the Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our Articles include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders. We also do not exculpate our directors in advance from liability for damages caused to the Company as a result of a breach of duty of care in connection with a transaction in which a controlling shareholder or any office holder has a personal interest.

● A monetary liability imposed on them for the benefit of another Person according to a judgment, including a judgment in a settlement or an arbitration award that a court has ratified;

● Reasonable litigation expenses, including an attorney’s fee, that the office holder has spent because of an investigation or proceeding administered against them by an authority that is authorized to administer an investigation or a proceeding, that concluded without a criminal charge lodged against them, and without imposing a monetary sanction on them in lieu of a criminal proceeding, or that has concluded without submitting a criminal charge, but by imposing a monetary sanction in lieu of a criminal proceeding, in an offense that does not require proof of mens rea or in connection with a monetary sanction;

● Reasonable litigation expenses, including an attorney’s fee, the office holder spent or was charged with by a court, in a proceeding initiated against the office holder by ZOOZ or on its behalf or by another person, or in a criminal charge the office holder was acquitted from, or in a criminal offense he or she was charged with, that does not require proof of mens rea;

● Expenses the office holder has spent or has been charged with in connection with an Administrative Enforcement Proceeding they were subject to, including reasonable litigation expenses, such as an attorney’s fee, to the extent permitted under the law;

● Any Payment to an Injured Party, including reasonable litigation expenses, such as an attorney’s fee; and

● Any liability, undertaking, or other expense for which it is or will be permissible to indemnify ZOOZ office holders.

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Under the Companies Law, the Securities Law and the Israeli Economic Competition Law, 5748-1988 (the “Economic Competition Law”), a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

●	a monetary liability imposed on the office holder in favor of all the injured parties by the breach in an Administrative Proceeding (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses expended by the office holder with respect to an Administrative Proceeding under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, or (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent;

●	financial liability imposed on the office holder on behalf of all the victims of the breach in an Administrative Proceeding;

●	expenses incurred by an office holder in connection with a proceeding conducted with respect to the office holder under the Antitrust Law, including reasonable attorneys’ fees and other litigation expenses; and

●	any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Proceeding” is defined as a proceeding pursuant to chapters H3 (Monetary Sanction by the Israel Securities Authority), H4 (Administrative Enforcement Proceedings of the Administrative Enforcement Committee) or I1 (Arrangement to Conditionally Prevent Proceedings or Suspend Proceedings) of the Securities Law.

Under the Companies Law, the Securities Law and the Economic Competition Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party in certain Administrative Proceedings under the Securities Law, including reasonable attorneys’ fees and other litigation expenses;

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●	expenses incurred by an office holder in connection with an Administrative Proceeding, including reasonable attorneys’ fees and other litigation expenses; and

●	monetary liability imposed on the office holder in proceedings under or in connection with the Antitrust Law, including reasonable attorneys’ fees and other litigation expenses.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

Our Articles include provisions under which office holders are or may be insured, exempted or indemnified against liability, which they may incur in their capacities as such, to the maximum extent permitted by law.

We have entered into agreements with each of our current office holders undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions. This indemnification under the current indemnification agreements is limited as follows: the maximum aggregate amount of indemnification that may be paid by ZOOZ to all office holders entitled to indemnification, whether in advance or after the event, with respect to all indemnification undertakings by ZOOZ to office holders (including indemnification undertakings to office holders of companies held by ZOOZ), if and to the extent that it grants them, based on the grounds specified above, shall not exceed the higher of 25% of ZOOZ’s shareholders’ equity at the time of the indemnification, and NIS 10,000,000. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Our Office Holder’s Exemption. Our Articles provide that, subject to the provisions of the Companies Law, may, at the maximum permissible in the law, exempt an office holder from all or some of their liability, in advance or in retrospect, due to damage of any kind caused to them or that may be caused to them, directly or indirectly, if it was or is caused following a violation of the duty of care toward the Company, including for any decision, failure to decide, or any derivative of the above, and due to any other incident, cause, liability, expense, or damage, if it is permissible to grant an exemption due to them pursuant to the Companies Law at the relevant time for approving the exemption, except in the event of a violation of the duty of care toward the Company within a distribution.

The foregoing also applies to a Company office holder’s exemption in connection with their role as an office holder in a subsidiary or position holder in a subsidiary or in any other company that ZOOZ has a share in, directly or indirectly, or that the Company is otherwise interested in.

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Limitations on Insurance, Indemnification and Exemption. According to the Companies Law, and as long as the Companies Law does not allow otherwise, the Company may not enter into contract to cover the liability of an office holder therein, and may not indemnify or exempt any of its office holder from their liability toward the Company due to any of the following:

● A violation of the fiduciary duty, except for the purpose of indemnification and insurance due to a violation of the fiduciary duty toward ZOOZ, if the office holder has acted in good faith, and had reasonable grounds for assuming the action will not harm the Company’s best interests;

● A deliberate or reckless violation of the duty of care, unless it has been made out of negligence;

● An action with the intent of unlawfully making a personal gain;

● A fine, as civil fine, a monetary sanction, or a monetary settlement in lieu of a criminal proceeding imposed on them;

● Directly or indirectly insuring a proceeding under Chapter H3 (Imposition of a Monetary Sanction by the Authority), Chapter H4 (Imposition of Administrative Enforcement measures by an Enforcement Committee), or Chapter I1 (Arrangement for a Conditional Avoidance from Launching Proceedings or Terminate Proceedings) of the Securities Law.

Administrative Enforcement

The Securities Law includes an administrative enforcement procedure that may be used by the Israel Securities Authority, to enhance the efficacy of enforcement in the securities market in Israel. Pursuant to the Companies Law and the Securities Law, the Israel Securities Authority is authorized to impose administrative sanctions, including monetary fines, against companies like ours and their office holders and directors for certain violations of the Securities Law or the Companies Law. Furthermore, the Securities Law requires that the Chief Executive Officer of a company supervise and take all reasonable measures to prevent the company or any of its employees from breaching the Securities Law. The Chief Executive Officer is presumed to have fulfilled such supervisory duty if the company adopts internal enforcement procedures designed to prevent such breaches, appoints a representative to supervise the implementation of such procedures and takes measures to correct the breach and prevent its reoccurrence.

Under the Securities Law, a company cannot obtain insurance against or indemnify a third-party (including its office holders and/or employees) for any administrative procedure and/or monetary fine (other than for payment of damages to an injured party). The Securities Law permits insurance and/or indemnification for expenses related to an administrative procedure, such as reasonable legal fees, provided that it is permitted under the company’s articles of association.

We have adopted and implemented an internal enforcement plan to reduce our exposure to potential breaches of the Companies Law and the Securities Law, applicable to us. Our Articles and letters of indemnification permit, among others, insurance and/or indemnification as contemplated under the Securities Law.

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Item 9. Exhibits

Exhibit Number	Description of Document
1.1	Amended and Restated Articles of Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4/A, File No. 333-277295, filed with the Securities and Exchange Commission on March 15, 2024).

1.2**	Form of Underwriting Agreement.

4.1*	Form of Indenture between the Registrant and one or more trustees to be named.

4.2**	Form of Debt Securities.

4.3**	Form of Warrant.

4.4**	Form of Unit Agreement.

4.5

Specimen Private Warrant Certificate of Keyarch (incorporated herein by reference to Exhibit 4.3 to Keyarch’s Registration Statement on Form S-1, File No. 333-261500, filed with the Securities and Exchange Commission on January 12, 2022).

4.6

Specimen Public Warrant Certificate of Keyarch (incorporated herein by reference to Exhibit 4.4 to Keyarch’s Registration Statement on Form S-1, File No. 333-261500, filed with the Securities and Exchange Commission on January 12, 2022).

4.7

Public Warrant Agreement, dated January 24, 2022, between Keyarch and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 to Keyarch’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2022)

4.8

Private Warrant Agreement, dated January 24, 2022, between Keyarch and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.2 to Keyarch’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2022).

4.9

Assignment, Assumption and Amendment to Public Warrant Agreement (incorporated herein by reference to exhibit 99.1 to the Registrant’s Form 6-K filed with the Securities and Exchange Commission on April 12, 2024).

4.10	Assignment, Assumption and Amendment to Private Warrant Agreement (incorporated herein by reference to exhibit 99.2 to the Registrant’s Form 6-K filed with the Securities and Exchange Commission on April 12, 2024).

5.1*	Opinion of Shibolet & Co., Law Firm

5.2*	Opinion of Cooley LLP

23.1*	Consent of Kesselman & Kesselman, independent registered public accounting firm for ZOOZ

23.2	Consent of Shibolet & Co., Law Firm (included in Exhibit 5.1 to this registration statement on Form F-3).

23.3	Consent of Cooley LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page).

25.1+	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

107#	Filing Fee Table.

_____________

* Filed herewith.

** To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

# Previously Filed.

+ To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

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Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, office holders and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, office holder or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, office holder or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Lod, State of Israel, on July 7, 2025.

ZOOZ POWER LTD.

By:	/s/ Erez Zimerman
Name:	Erez Zimerman
Title:	Chief Executive Officer

POWER OF ATTORNEY

That the undersigned officers and directors of ZOOZ Power Ltd., an Israeli corporation, do hereby constitute and appoint Avi Cohen, Executive Chairperson, and Erez Zimerman, Chief Executive Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Erez Zimerman	Chief Executive Officer	July 7, 2025
Erez Zimerman	(Principal Executive Officer)

/s/ Ruth Smadja	Chief Financial Officer	July 7, 2025
Ruth Smadja	(Principal Financial and Accounting Officer)

/s/ *	Executive Chairman of the Board and Director	July 7, 2025
Avi Cohen

/s/ *	Director	July 7, 2025
Doron Meir Vadai

/s/ *	Director	July 7, 2025
Dan Weintraub

/s/ *	Director	July 7, 2025
Fang Zheng

/s/ *	Director	July 7, 2025
Sanqiang (Larry) Wang

/s/ *	Director	July 7, 2025
Christine Y. Zhao

/s/ *	Director	July 7, 2025
Naama Zeldis

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ZOOZ Power Ltd. has signed this Amendment No. 1 to the Registration Statement, accompanying this prospectus in the City of Newark, Delaware, on July 7, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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